UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Pennsylvania Real Estate Investment Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On or about July 5, 2022, Pennsylvania Real Estate Investment Trust began using the following communications with holders of its outstanding preferred shares:

Email Message:

Dear First Last name:

The Annual Meeting of Shareholders of Pennsylvania Real Estate Investment Trust is fast approaching and according to our latest records, we have not received your vote. Details of the meeting and proposals can be found by visiting, Pennsylvania Real Estate Investment Trust SEC Filings.

Voting is easy. Simply use one of the following methods to promptly provide your voting instructions:

1. Vote live with a Proxy Specialist – You may cast your vote live with a proxy specialist by calling toll free at 1-866-407-1960 between the hours of 9:00am and 10:00pm Eastern time, Monday through Friday.

2. Online – by clicking on the following link and following the online instructions

CLICK HERE TO VOTE

We urge you to vote before the adjournment date August 2nd – Please Vote Today!!

Call Script:

Hi, this is Alliance Advisors calling on behalf of Pennsylvania Real Estate Investment Trust. By now you should have received an important set of materials from us in the mail. This information relates to the Pennsylvania Real Estate Investment Trust, Inc. 2022 Annual Shareholder Meeting. I’m calling you today because our records indicate that you have not yet voted your shares. I ask that you please support all of the proposals on the ballot. If you have any questions please contact our proxy solicitation agent Alliance Advisors at 1-866-407-1960 or simply press one now to be connected to one of our proxy agents who can take your vote over the phone on a recorded line. Thank you for your vote and for being a valued shareholder.

Instructions on how to record the message -

1.	Dial 855 – 445 – 1911

2.	Enter Pin 5916928675

3.	Record message

Mailing:

Address1 Address2 Address3 Address4 Address5 Address6 Address7 Barcode	YOUR IMMEDIATE ACTION IS REQUESTED! ANNUAL MEETING IS SCHEDULED TO TAKE PLACE ON AUGUST 2, 2022

Insert QR CODE here

Re: We need your vote!

Dear Shareholder,

A few of weeks ago, you should have received proxy materials for the annual meeting of shareholder of Pennsylvania Real Estate Investment Trust scheduled to take place on August 2,2022.

According to our latest records, your vote for this meeting has not been returned. Regardless of the number of shares you may own, it is very important that they be represented at this meeting. Further, by voting now, you can help us limit the additional fees we may incur related to the continued solicitation of votes required to hold our meeting.

Your board of directors unanimously recommends that stockholders vote FOR all proposals. We need your vote in order to continue our offering.

Please contact our proxy solicitor, Alliance Advisors at 1-866-407-1960 between the hours of 9:00am and 10:00pm Eastern time, Monday through Friday and Saturday and Sunday from 10:00am to 6:00pm or please scan the QR Code above and follow the prompts provided to vote your account.

This matter is very important and will take only a moment of your time.

Thank you in advance for your assistance with this matter.

Sincerely,

Alliance Advisors